William Heissenbuttel to be Appointed as President and Chief Executive Officer of Royal Gold Effective January 2, 2020

DENVER, COLORADO.    September 30, 2019:  ROYAL GOLD, INC. (NASDAQ: RGLD) (together with its subsidiaries, “Royal Gold” or the “Company”) announced today that William (Bill) Heissenbuttel,  Chief Financial Officer and Vice President Strategy, has been named as President and Chief Executive Officer and a member of the Board of Directors.  Mr. Heissenbuttel’s appointments will be effective upon the retirement of Mr. Tony Jensen from the role of President and Chief Executive Officer, and member of the Board of Directors, on January 2, 2020 after 16 years of service to the Company, 13 of which were as President and Chief Executive Officer.  An announcement on the replacement for the Chief Financial Officer will be made in due course.

“After completing a thorough search and review of both internal and external candidates, the Board of Directors determined that Bill has the best experience and skills to lead Royal Gold to the next stage in its development,” said Mr. William Hayes, Chairman of the Board. “Tony’s leadership has established a strong and disciplined corporate culture that has allowed Royal Gold to thrive and become one of the leading and most valuable companies in the global precious metals sector.  The Board of Directors is confident that Bill will maintain that culture and continue to execute on the formula that has made Royal Gold successful,” he added.

Mr. Heissenbuttel brings more than 30 years of corporate finance experience, with over 25 of those years in project and corporate finance in the metals and mining industry. Mr. Heissenbuttel joined Royal Gold in 2006 as Manager Corporate Development, was promoted to Vice President Corporate Development in 2007, and has served as Chief Financial Officer and Vice President Strategy from June 2018 to present.  He also assumed the role of Vice President Operations during 2015 and 2016.  Prior to joining Royal Gold, Mr. Heissenbuttel held positions of increasing seniority with N M Rothschild & Sons (Denver) Inc.,  ABN AMRO Bank N.V., and Chemical Bank Manufacturers Hanover.  Mr. Heissenbuttel holds a Master of Business Administration degree with a specialization in finance from the University of Chicago and a Bachelor of Arts degree in Political Science and Economics from Northwestern University.

“I am honored to be asked by the Board to lead Royal Gold, and I look forward to working with the Board and management team to continue to build the business,” stated Mr. Heissenbuttel.  “It has been immensely satisfying to work with Tony over the past 13 years to develop our corporate strategy and transform the Company from being a small holder of a limited number of royalty assets to a major player in the mining finance business.  Royal Gold is in a position of strength with a management team that is equipped to continue to pursue our well-established strategic objectives, and I am excited to lead the Company into the future.”

Royal Gold is a precious metals stream and royalty company engaged in the acquisition and management of precious metal streams,  royalties, and similar production-based interests.  As of June 30, 2019, the Company owns interests on 186 properties on five continents, including interests on 41 producing mines and 16 development stage projects.  Royal Gold is publicly traded on the Nasdaq Global Select Market under the symbol “RGLD.”   The Company’s website is located at www.royalgold.com.

For further information, contact:

Alistair Baker

Director, Business Development

(720) 554-6995

Cautionary “Safe Harbor” Statement Under the Private Securities Litigation Reform Act of 1995:    With the exception of historical matters, the matters discussed in this press release are forward-looking statements that involve risks and uncertainties that could cause actual results to differ materially from projections or estimates contained herein.  Such forward-looking statements include but are not limited to statements with regard to:  Mr. Jensen’s retirement from his positions as Director and President and Chief Executive Officer on January 2, 2019; the appointment of Mr. Heissenbuttel as Director and President and Chief Executive Officer effective the same date; future announcements about the Chief Financial Officer position; experience and skills to lead Royal Gold to the next stage of development; maintaining a strong and disciplined corporate culture and continuing to execute on the formula that has made Royal Gold successful; building the business; and a management team equipped to continue pursuing the company’s strategic objectives.  Factors that could cause actual results to differ materially from these forward-looking statements include, among others:  management and personnel changes; changes in the expertise, skills and qualifications of management; and the ability of present and future management to successfully manage the business and grow the Company’s value.  These risks and other factors are discussed in more detail in the Company’s public filings with the U.S. Securities and Exchange Commission. Statements made herein are as of the date hereof or as of the date indicated and should not be relied upon as of any subsequent date. The Company’s past performance is not necessarily indicative of its future performance. The Company disclaims any obligation to update any forward-looking statements.

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